As Filed With the Securities and Exchange Commission on March 29, 2002

Registration No. 333-61829

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

AMENDMENT NO. 1

TO

FORM S-8

Registration Statement Under

The Securities Act of 1933

________________________

TRIPOS, INC.

(Exact name of registrant as specified in its charter)

Utah		43-1454986
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)	1699 South Hanley Road	Identification No.)
St. Louis, Missouri 63144

(Address of Principal Executive Offices)

_________________________

TRIPOS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN

and

TRIPOS, INC. 1994 STOCK OPTION PLAN

(Full title of the plans)

JOHN D. YINGLING

Vice President and Chief Accounting Officer

Tripos, Inc.

1699 South Hanley Road

St. Louis, Missouri 63144

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (314) 647-1099

________________________

Copy to:

ROBERT M. LAROSE, ESQ.

Thompson Coburn LLP

One Firstar Plaza

St. Louis, Missouri 63101

(314) 552-6000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.005 par value(1)	400,000	$23.92	$9,568,000	$880.26

(1) Includes one attached preferred stock purchase right per share.

(2) The shares being registered hereby are reserved for issuance pursuant to the Tripos, Inc. 1994 Stock Option Plan.

(3) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon a price of $23.92 per share, being the average of the high and low transaction prices of the Registrant's common stock per share as reported on the Nasdaq National Market on March 26, 2002.

TRIPOS, INC.

1994 EMPLOYEE STOCK PURCHASE PLAN

and

TRIPOS, INC.

1994 STOCK OPTION PLAN

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-8 is being filed by Tripos, Inc. in connection with the registration of an additional 400,000 shares of common stock, $.005 par value per share, to be issued pursuant to the Tripos, Inc. 1994 Stock Option Plan. The contents of the Registration Statement on Form S-8 (Reg. No. 333-61829) filed by Tripos, Inc. with the Securities and Exchange Commission on August 19, 1998, other than Item 5, are incorporated herein by reference.

Item 5. Not Applicable.

Item 8. Exhibits.

See Exhibit Index located at page 5 hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement (File No. 333-61829) to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 29th day of March 2002.

TRIPOS, INC.

By: ___________________________
John P. McAlister, III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_______________________	President, Chief Executive	March 29, 2002
John P. McAlister, III	Officer and Director
Principal Executive Officer

_______________________	Senior Vice President, Chief	March 29, 2002
James Rubin	Financial Officer and Secretary
Principal Financial Officer

_______________________	Vice President, Chief Accounting	March 29, 2002
John D. Yingling	Officer and Assistant Secretary
Principal Accounting Officer

_________*_____________	Chairman of the Board	March 29, 2002
Ralph S. Lobdell	of Directors

_________*_____________	Director	March 29, 2002
Gary Meredith

_________*_____________	Director	March 29, 2002
Stewart Carrell

_________*_____________	Director	March 29, 2002
Ferid Murad

_________*_____________	Director	March 29, 2002
Alfred Alberts

*By__________________________

John P. McAlister, III

Attorney-in-fact

John P. McAlister, III, by signing his name hereto, does sign this document on behalf of the individuals named above, pursuant to a power of attorney duly executed by such individuals, previously filed as Exhibit 24 to the Registration Statement on Form S-8 filed on August 19, 1998.

EXHIBIT INDEX

Exhibit No.

4.1 Amended and Restated Articles of Incorporation, dated January 26, 1996, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

4.2 Articles of Amendment to the Articles of Incorporation, dated February 4, 2000, incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

4.3 Amended and Restated Bylaws, incorporated by reference to the Registrant's Registration Statement on Form 10 dated May 27, 1994.

4.4 Investor's Rights Agreement, dated February 4, 2000, between LION bioscience AG and Tripos, Inc., incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

4.5 Rights Agreement, dated January 26, 1996, between Tripos, Inc. and Boatmen's Trust Company, as Rights Agent, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered.*

23.1 Consent of Ernst & Young LLP.*

23.2 Consent of Thompson Coburn LLP (included in Exhibit 5.1).

24.1 Power of Attorney.**

________________

*  Filed herewith

** Previously filed

Exhibit 5.1

March 29, 2002

Tripos, Inc.

1699 South Hanley Road

St. Louis, Missouri 63144

Re: Registration Statement on Form S-8 - 400,000 shares of Tripos, Inc.

Common Stock, $0.005 par value, and attached Preferred Stock Purchase Rights

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Tripos, Inc., a Utah corporation (the "Company"), on March 29, 2002, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 400,000 shares of the Company's common stock, $0.005 par value, and attached Preferred Stock Purchase Rights (collectively, the "Shares"), pursuant to the Tripos, Inc. 1994 Stock Option Plan (the "Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Amended and Restated Articles of Incorporation, as amended, the Amended and Restated By-Laws and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

Very truly yours,

/s/Thompson Coburn LLP

Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in amendment No.1 to Registration No. 333-61829 pertaining to the 1994 Employee Stock Purchase Plan and the 1994 Stock Option Plan of our report dated February 5, 2002 (except for notes 16 and 18, as to which the date is February 8, 2002) with respect to the consolidated financial statements of Tripos, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri

March 25, 2002